Exhibit 10.03

ZAMBA CORPORATION

SECURED CONVERTIBLE PROMISSORY NOTE

$2,500,000.00	November 4, 2002
Minneapolis, Minnesota

For value received, Zamba Corporation, a Delaware corporation (“Maker”), promises to pay to Entrx Corporation, a Delaware corporation (“Holder”), with its principal offices located at 800 Nicollet Mall, Suite 2690, Minneapolis, Minnesota 55402, or at such other place as Holder may from time to time designate, the principal sum of Two Million Five Hundred Thousand and no/100 Dollars ($2,500,000.00), or such lesser amount thereof as shall be advanced by Holder pursuant to the Loan Agreement (“Principal Amount”), by and between Maker and Holder, as the same may be amended, modified or restated from time to time hereafter (the “Loan Agreement”), plus interest, as described below in this Secured Convertible Promissory Note (the “Note”).  This Note is issued pursuant to the terms of that certain Loan Agreement, dated of even date herewith.  Any conflict between the terms hereof and the Loan Agreement shall be resolved in favor of the Loan Agreement.  Unless otherwise defined herein, defined terms shall have the meanings ascribed to them in the Loan Agreement.

This Note is referred to in, and is entitled to the benefits of, the Loan Agreement.  The Loan Agreement, among other things, (i) provides for the making of Advances from time to time in the aggregate amount equal to but not in excess of the Principal Amount, the indebtedness of Maker resulting from each such Advance being evidenced by this Note, and (ii) contains additional provisions for acceleration of the Maturity Date upon the happening of certain stated events.

Interest on any Advances outstanding shall accrue from the date thereof at a rate of eight percent (8%) per annum, based on the actual number of days elapsed and a 360-day year.  Interest accrued on Advances made under this Note through the last day of each calendar month shall be payable on the fifteenth (15th) day of the next succeeding calendar month.

Subject to the terms of the Loan Agreement, the principal amount of this Note shall be convertible into Conversion Securities on the Maturity Date.

The principal amount of this Note may not be prepaid by Maker except with the prior written consent of Holder.

No act or omission of Holder, including, but not limited to, any failure to exercise, or delay in exercising, any right, remedy or recourse with respect to a particular event, shall be deemed a waiver or release of such right, remedy or recourse.

Upon the occurrence of an Event of Default and at any time thereafter during the continuation of such Event of Default, Holder and Maker may exercise any one or more of the rights and remedies set forth in the Loan Agreement.

This Note is made pursuant to and shall be governed, performed, construed and enforced according to the laws of the State of Minnesota.  Whenever Maker or Holder shall desire to give or serve any notice, demand, request or other communication with respect to this Note, each such notice, demand, request or other communication shall be made in accordance with the notice provisions set forth in the Loan Agreement.  Any party may at any time change its address for such notices by delivering to the other parties hereto, as aforesaid, a notice of such change in accordance with the terms of the Loan Agreement.

This Note is secured by that Escrow and  Pledge Security Agreement by Maker, Holder and Collateral Agent named therein of even date herewith (the “Pledge Agreement”).This Note, the Loan Agreement and the Pledge Agreement, together with any other document provided as part of the transaction described in the Loan Agreement are herein collectively referred to as the “Loan Documents.”

Holder by acceptance hereof agrees to look solely to the Collateral described in the Pledge Agreement or Loan Agreement for the satisfaction and payment of principal under this Note. The forgoing limitation of recourse is limited to the failure to pay principal when due pursuant to the Note and nothing herein shall limit the liability of Maker, nor limit the remedies available to Holder for damages or losses arising out of a caused by the breach of any representation, warranty or covenant in any Loan Document or Maker’s failure to perform any of its obligations under the Loan Documents other than payment of principal when due under the Note.

This Note may be transferred only as permitted by the Loan Agreement.

MAKER:

ZAMBA CORPORATION

By:	/s/ Michael H. Carrel
	Name:	Michael H. Carrel
	Title:	CFO